UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 10, 2015

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1720 South Bellaire Street, Suite 325
Denver, Colorado		80222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2015, CannaSys, Inc., a Nevada corporation (“Company”), hired Michael A. Tew as its Chief Executive Officer and Secretary and appointed him as a member of its board of directors (the “Board”). In addition, Mr. Tew will also serve as the Company’s interim Chief Financial Officer until the Company hires a new Chief Financial Officer. Under the terms of its Employment Agreement with Michael Tew, which was effective as of July 1, 2015, the Company will pay Mr. Tew a base salary of $168,000 for the initial one-year term of the agreement. Mr. Tew will not receive any additional compensation for serving on the Board. Mr. Tew will participate in the Company’s bonus, benefit, and incentive stock option programs and will receive a restricted stock grant for 1,250,000 restricted shares of the Company’s common stock to vest over two and one-half years under terms and conditions to be determined by the Board. Mr. Tew has executed the Company’s Confidentiality and Proprietary Rights Agreement.

Concurrently with the execution of Mr. Tew’s employment agreement, the Company entered into a new employment agreement with its former Chief Executive Officer, Brandon C. Jennewine, to become the Company’s Chief Technology Officer. In addition, Mr. Jennewine will also serve as the Company’s interim Chief Operations Officer until the Company hires a new Chief Operations Officer, and he will continue to serve as chairman of the Board. Under the terms of Mr. Jennewine’s new employment agreement, which was effective as of July 1, 2015, the Company will pay Mr. Jennewine a base salary of $120,000 for the initial one-year term. Mr. Jennewine will continue to participate in the Company’s bonus, benefit, and incentive stock option programs and will receive a restricted stock grant for 500,000 restricted shares of the Company’s common stock to vest over two and one-half years under terms and conditions to be determined by the Board. Mr. Jennewine also executed the Company’s Confidentiality and Proprietary Rights Agreement.

On July 14, 2015, the Company issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

In connection with its License Agreement with Loyl.Me, LLC, on July 10, 2015, the Company issued 24,038 shares of its common stock to Loyl.Me, LLC.

On July 10, 2015, the Company entered into Grants of Restricted Stock with Michael A. Tew, Brandon C. Jennewine, and Daniel J. Rogers for the issuance of 1,250,000, 500,000, and 250,000 shares of common stock, respectively, to vest over two and one-half years.

The issuances of the shares to the above parties were made in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. The parties confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares issued bear or will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 10, 2015, contemporaneously with the hiring of Mr. Tew, Daniel J. Rogers resigned his positions as the Company’s Chief Financial Officer, Treasurer, and Secretary and Brandon C. Jennewine resigned his position as Chief Executive Officer. Messrs. Jennewine and Rogers remain on the Board. Mr. Jennewine will serve as Chief Technology Officer and interim Chief Operations Officer as set forth in Item 1.01 above, and Mr. Rogers will continue as a consultant to the Company. In addition, Messrs. Jennewine and Rogers received grants of restricted stock as set forth in Item 3.02 above.

On July 10, 2015, the Board was expanded to three members, and Michael Tew was appointed as a director to fill the resulting vacancy, joining Brandon C. Jennewine and Daniel J. Roger. The following table sets forth the names, positions, and ages of the Company’s directors and executive officers.

Name	Age	Position

Michael Tew	35	Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Brandon C. Jennewine	41	Chief Operating Officer, Chief Technology Officer, and Director
Daniel J. Rogers	40	Director

Michael Tew

Michael Tew has over 14 years’ experience in corporate finance, venture capital, business management, and capital markets. From 1999 until September 2003, Mr. Tew was an analyst and Vice President at Bear, Stearns, & Co., Inc. In September 2003, Mr. Tew co-founded CapitalHQ, LLC, New York, New York, an advisory and consulting firm for C-level executives. In April 2008, Mr. Tew co-founded SPAC Research Partners, LLC, an advisory firm providing research and transaction support for special purpose acquisition companies. Mr. Tew managed the company through December 2009. From January 2008 to his current employment with the Company, Mr. Tew was founder and principal of Sand Hill, LLC, initially in San Francisco and then New York, New York. Sand Hill is a consultancy advising family offices, private equity organizations, and entrepreneurs on value-creating transactions in private and public markets. In 1999 and 2000, Mr. Tew attended an independent, collaborative European business management program that included studies at Groupe HEC business school (Paris, France), Bocconi University (Milan, Italy), and Wirtschaftsuniverstat Wien (Vienna University of Economics and Business, Vienna, Austria). Mr. Tew graduated with a bachelor degree in finance and international business from New York University in 2001 and in 2014 obtained an executive MBA in Finance and Management from New York University.

Brandon C. Jennewine

Brandon C. Jennewine has over 21 years’ experience as architect and developer with leadership roles in technology companies. In July 2009, he co-founded, with Daniel J. Rogers, Greenwerkz, LLC, later converted to Greenwerkz, Inc., a cannabis dispensary located in Denver, Colorado, having three retail locations and two production facilities to reach gross revenue of over $2.5 million, with earnings before interest, taxes, depreciation, and amortization of just over $800,000 for 2013. Mr. Jennewine helped orchestrate the four Greenwerkz partners’ exit through a buyout by the sole remaining partner in February 2014, while simultaneously starting CannaSys and managing, as chief executive officer, TK Health, LLC, an IT consultancy based in Castle Rock, Colorado. TK Health, LLC, was formed in March 2010 to provide custom software programming for the e-healthcare and finance sectors. Prior to the cannabis business, he worked primarily in solutions in the e-prescribing, medical, and financial segments, acting as a software architect for SureScripts, LLC, an e-prescribing network based in Alexandria, Virginia, from July 2007 to February 2010, and as chief technology officer for Liver Research Institute, working under a grant from Roche Pharmaceuticals, from 2005 to 2006. Mr. Jennewine graduated with a bachelor of science degree in electrical engineering from Colorado State University.

Daniel J. Rogers

Daniel J. Rogers has 12 years’ institutional banking experience with a specialization in business development risk management. In July 2009, he co-founded, with Brandon C. Jennewine, Greenwerkz, LLC, later converted to Greenwerkz, Inc., where he was Chief Financial Officer and Managing Member. Until March 2014, Mr. Rogers also served as Chairman of the Banking/Finance Subcommittee for MMIG, a government relations organization that he and Mr. Jennewine helped form in 2010. Mr. Rogers obtained his bachelor’s degree in finance in 1997 from Fort Lewis College, Durango, CO, and later completed NationsBank/Bank of America’s Management Associate Program, a six-month training program for corporate institutional risk management. Mr. Rogers later served as a Vice-President for Bank of America’s Global Corporate & Investment Bank Commercial Real Estate Group located in Denver, Colorado, from 1998 to 2005, and later served as Finance Manager for Panattoni Development Company in Denver, Colorado, and Toronto, Ontario, Canada, from 2005 until February 2009.

None of the appointed executive officers and directors or their affiliates beneficially owns any equity securities or rights to acquire any securities of the Company, except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers, or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, other than respecting the transactions that have been described in this report or in any prior reports filed by the Company with the Securities and Exchange Commission.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board will undertake the duties of the Audit Committee, Compensation Committee, and Nominating Committee.

Executive Compensation

Compensation

As executive officers of the Company, Brandon C. Jennewine and Daniel J. Rogers received $47,115 and $42,582, respectively, from August 2014 through June 2015. Michael A. Tew received $6,250 in consulting fees during May and June 2015.

Stock Option Plan

The Company has not adopted a stock option plan.

Employment Agreements

The Company has entered into employment letter agreements with the following employees:

•	Brandon Jennewine–Employment Agreement dated July 10, 2015 (effective as of July 1, 2015), for the position of Chief Technology Officer at an annual base salary of $120,000.

•	Michael Tew–Employment Agreement dated July 10, 2015, described above. See Item 5.02. Mr. Tew received $6,250 compensation as a consultant during the months of May and June 2015.

The Company reimburses employees for their out-of-pocket costs in connection with their activities on the Company’s behalf.

Director Compensation

The Company does not have any additional compensation plan for its directors.

EXPLANATORY NOTE

The information in Item 7.01, including Exhibit 99.01, is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On July 14, 2015, the Company issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.09	Employment Agreement between CannaSys, Inc. and Michael A. Tew (executive), effective July 1, 2015	Attached

10.10	Employment Agreement between CannaSys, Inc. and Brandon C. Jennewine (executive), effective July 1, 2015	Attached

10.11	Grant of Restricted Stock between CannaSys, Inc. and Michael A. Tew, effective July 1, 2015	Attached

10.12	Grant of Restricted Stock between CannaSys, Inc. and Brandon C. Jennewine, effective July 1, 2015	Attached

Item 99	Miscellaneous
99.01	Press release dated July 14, 2015	Attached
_______________________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.
Registrant

Dated: July 15, 2015	By:	/s/ Michael Tew
Michael Tew, Chief Executive Officer
Chief Financial Officer, and Secretary